EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In Re:	Chapter 11 Case No.

Northwest Airlines Corporation, et. al.	05-17930 (ALG)

Debtors	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM FEBRUARY 1, 2007 TO FEBRUARY 28, 2007

DEBTOR’S ADDRESS:	NORTHWEST AIRLINES CORPORATION
2700 LONE OAK PARKWAY
EAGAN, MN 55121-1534

DEBTOR’S ATTORNEY:	CADWALADER, WICKERSHAM & TAFT LLP
ONE WORLD FINANCIAL CENTER
NEW YORK, NY 10281

(in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:	$1,059,109

(in millions)
CONSOLIDATED NET INCOME (LOSS):	$(33)

REPORT PREPARER:                     NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: March 29, 2007	/s/ Anna M. Schaefer
Anna M. Schaefer
Vice President - Finance and Chief Accounting Officer
(principal accounting officer)
2700 Lone Oak Parkway
Eagan, Minnesota 55121-1534
(612) 726-2111

Indicate if this is an amended statement by checking here:    AMENDED STATEMENT  ____

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)
for the month ended February 28, 2007

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in millions)

Operating Revenues
Passenger	$659
Regional carrier revenues	88
Cargo	56
Other	70
Total operating revenues	873

Operating Expenses
Aircraft fuel and taxes	197
Salaries, wages and benefits	189
Aircraft maintenance materials and repairs	62
Selling and marketing	63
Other rentals and landing fees	45
Depreciation and amortization	42
Aircraft rentals	32
Regional carrier expenses	66
Other	128
Total operating expenses	824

Operating Income (Loss)	49

Other Income (Expense)
Interest expense, net	(42)
Investment income	11
Reorganization items, net	(48)
Other, net	(3)
Total other income (expense)	(82)

Income (Loss) Before Income Taxes	(33)

Income tax expense (benefit)	—

Net Income (Loss)	$(33)

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

as of February 28, 2007

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)
Assets
Current Assets
Cash and cash equivalents	$1,769
Unrestricted short-term investments	607
Restricted cash, cash equivalents and short-term investments	462
Accounts receivable, net	646
Flight equipment spare parts, net	101
Prepaid expenses and other	378
Total current assets	3,963
Property and Equipment
Flight equipment, net	7,813
Other property and equipment, net	564
Total property and equipment	8,377
Flight Equipment Under Capital Leases, net	12
Other Assets
International routes	634
Investments in affiliated companies	41
Other	547
Total other assets	1,222
Total Assets	$13,574
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Air traffic liability	$1,850
Accounts payable and other liabilities	1,470
Current maturities of long-term debt and capital lease obligations	216
Total current liabilities	3,536
Long-Term Debt	4,024
Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	87
Other	162
Total deferred credits and other liabilities	249
Liabilities Subject to Compromise	13,859
Preferred Redeemable Stock Subject to Compromise	275
Common Stockholders’ Equity (Deficit)
Common stock	1
Additional paid-in capital	1,507
Accumulated deficit	(7,766)
Accumulated other comprehensive income (loss)	(1,098)
Treasury stock	(1,013)
Total common stockholders’ equity (deficit)	(8,369)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,574

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended February 28, 2007

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)
Cash Flows from Operating Activities
Net income (loss)	$(33)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42
Pension and other postretirement benefit contributions less than expense	(14)
Changes in certain assets and liabilities	60
Long-term vendor deposits/holdbacks	94
Reorganization items, net	48
Other, net	6
Net cash provided by (used in) operating activities	203

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	5

Cash Flows from Investing Activities
Capital expenditures	(60)
Proceeds from sales of short-term investments	10
Decrease (increase) in restricted cash, cash equivalents and short-term investments	51
Other, net	1
Net cash provided by (used in) investing activities	2

Cash Flows from Financing Activities
Proceeds from long-term debt	—
Payments of long-term debt and capital lease obligations	(63)
Other, net	—
Net cash provided by (used in) financing activities	(63)

Increase (Decrease) in Cash and Cash Equivalents	147

Cash and cash equivalents at beginning of period	1,622
Cash and cash equivalents at end of period	$1,769

Cash and cash equivalents and unrestricted short-term investments at end of period	$2,376

Supplemental Cash Flow Information:
Interest paid	$60

Investing and Financing Activities Not Affecting Cash:
Manufacturer financing of aircraft, aircraft pre-delivery deposits and other non-cash transactions	$83

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The condensed consolidated financial statements of Northwest Airlines Corporation (“NWA Corp.”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), include the accounts of NWA Corp. and all consolidated subsidiaries (collectively, the “Company”).  Unless otherwise indicated, the terms “we,” “us,” and “our” refer to NWA Corp. and all consolidated subsidiaries.  The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s audited consolidated financial statements, which are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Company’s accounting and reporting policies are summarized in “Note 2 — Summary of Significant Accounting Policies” in the Annual Report on Form 10-K for 2006.

As discussed in Note 2, on September 14, 2005 (the “Petition Date”), NWA Corp. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)” (the “Chapter 11 case”).  Accordingly, the accompanying condensed consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

The Company maintains a Web site at http://www.nwa.com.  Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports and other information about the Company are available free of charge through this Web site at http://ir.nwa.com as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.  For information or questions concerning the Company’s Chapter 11 restructuring see: http://www.nwa-restructuring.com.

In the opinion of management, the interim financial statements reflect adjustments, consisting of normal recurring accruals, unless otherwise noted, which are necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods indicated.

The Company’s results of operations for interim periods are not necessarily indicative of the results for an entire year due to seasonal factors as well as competitive and general economic conditions.  The Company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for 2006.

Note 2 — Voluntary Reorganization Under Chapter 11

Bankruptcy Proceedings. On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG).”  The condensed consolidated financial statements shown herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the condensed consolidated financial statements.

Plan of Reorganization.  On January 12, 2007, NWA Corp. and 13 of its direct and indirect subsidiaries, including Northwest, filed with the Bankruptcy Court the Debtors’ Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.  On January 12, 2007, the Bankruptcy Court granted the Company an extension until February 15, 2007 to file the related Disclosure Statement with respect to Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as subsequently amended, the “Disclosure Statement”).  Subsequently, on February 15, 2007, the Company filed its Disclosure Statement and the First Amended Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as subsequently amended, the “Plan” or “Plan of Reorganization”).

On March 2, 2007, the Company filed a motion with the Bankruptcy Court, requesting that its exclusivity period for filing a reorganization plan be extended to June 29, 2007.  On March 15, 2007, the Bankruptcy Court approved the extension of the Company’s exclusivity period.  During the exclusivity period only the Company can propose a reorganization plan.

The Plan provides for the treatment of claims of creditors, the implementation of agreements with key labor groups, lenders, and suppliers, as well as the raising of new equity capital by NWA Corp.  The Plan proposes to restructure the Company’s balance sheet through the elimination of all pre-petition unsecured debt.  In exchange for their allowed claims, unsecured creditors will receive Common Stock of the reorganized NWA Corp. and the right to purchase additional Common Stock in a rights offering. Because all unsecured creditor claims will not be satisfied in full, the pre-petition equity holders’ interests in NWA Corp.’s Common and Preferred Stock will be cancelled, and those holders will not receive a distribution.

On March 26, 2007, the Bankruptcy Court conditionally approved the Disclosure Statement. The Company anticipates that it will shortly be able to distribute the Plan and Disclosure Statement to its creditors and begin a period of solicitation of creditors for acceptance of the Plan.  The Disclosure Statement contains detailed information about the Plan, the Bankruptcy Court’s order approving the Disclosure Statement, notice of the time for filing acceptance or rejection of the Plan and timing of the hearing to consider confirmation of the Plan, the rights offering, financial projections and financial estimates regarding the Debtors’ reorganized business enterprise value. The information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties or otherwise.  A hearing to confirm the Company’s Plan is scheduled for May 16, 2007.

Nothing contained in this monthly operating statement is intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite approval and is confirmed by the Bankruptcy Court, which the Company currently expects to occur during the second quarter of 2007.  However, there can be no assurance that the Bankruptcy Court will confirm the Plan or that the Plan will be implemented successfully.

Restructuring Goals.  The Company identified three major elements essential to transforming its business and has substantially completed the actions necessary to achieve its targeted business improvements.  The three major elements included:

•      Achieving approximately $2.4 billion in annual cost reductions, including both labor and non-labor costs;

•      Resizing and optimization of the Company’s fleet to better serve Northwest’s markets;

•      Restructuring and recapitalization of the Company’s balance sheet, including a targeted reduction in debt and lease obligations of approximately $4.2 billion, providing debt and equity levels consistent with long-term profitability.

The Company used the provisions of Chapter 11 and other changes implemented in its business to achieve its targeted restructuring improvements.  Outlined below is an overview of significant transactions related to labor and non-labor cost restructuring, fleet optimization, and the Company’s balance sheet restructuring efforts.

Labor Cost Restructuring.  The Company has ratified collective bargaining agreements (“CBAs”) or implemented contractual terms and conditions which collectively provide for approximately $1.4 billion in annual labor cost savings.  The Company has reached consensual agreement on CBAs with the Air Line Pilots Association (“ALPA”), the International Association of Machinists and Aerospace Workers (“IAM”), the Aircraft Technical Support Association (“ATSA”), the Transport Workers Union of America (“TWU”), and the Northwest Airlines Meteorologists Association (“NAMA”).  The agreements with ALPA, the IAM, ATSA, TWU, and NAMA were implemented on or before August 1, 2006.  Two rounds of salaried and management employee pay and benefit cuts have also been achieved and implemented.   In addition, the Company imposed contract terms on its technicians represented by the Aircraft Mechanics Fraternal Association (“AMFA”) in August 2005 and, under Section 1113(c) of the Bankruptcy Code, imposed contract terms on its flight attendants represented by the Association of Flight Attendants-Communication Workers of America (“AFA-CWA”) on July 31, 2006.  On November 6, 2006, the Company reached a ratified agreement with AMFA to end the labor dispute with the airline’s technicians.  The agreement maintains the necessary annual labor cost savings from AMFA-represented employees.

Section 1113(c) of the Bankruptcy Code permits a debtor to move to reject its CBAs if the debtor first satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court’s approval of the rejection or the expiration of the statutorily prescribed time period.  After bargaining in good faith and sharing relevant information with its unions, a debtor must make proposals to modify its existing CBAs based on the most complete and reliable information available at the time.  The proposed modifications must be necessary to permit the reorganization of a debtor and must provide that all the affected parties are treated fairly and equitably.  Ultimately, rejection of the CBAs is appropriate if the unions refuse to agree to a debtor’s necessary proposal “without good cause” and the Bankruptcy Court determines that the balance of the equities favors rejection.   In October 2005, the Company commenced Section 1113(c) proceedings with ALPA, the IAM and the Professional Flight Attendants Association (“PFAA”) and has subsequently reached consensual agreement with ALPA and the IAM.

With respect to the Company’s flight attendants, the Company reached a tentative agreement on a new contract with its flight attendants represented by the PFAA on March 1, 2006 (the “March TA”).  On June 6, 2006, the PFAA announced that the flight attendants failed to ratify the tentative agreement.  As a result of the flight attendants’ failure to ratify this agreement, the Company requested a ruling from the Bankruptcy Court on its Section 1113(c) motion to reject its existing flight attendant labor agreement and to permit the Company to impose new contract terms.  On June 29, 2006, the Bankruptcy Court granted the Company’s Section 1113(c) motion to reject its contract with the flight attendants and authorized the Company to implement the terms of the March TA; however, the Bankruptcy Court stayed implementation of the order until July 17, 2006.

Following the Bankruptcy Court’s June 29, 2006 ruling, the Company and the PFAA commenced negotiations to reach a new agreement.  On July 6, 2006, the Company’s flight attendants voted to change their union representation from the PFAA to the AFA-CWA.  Subsequently, the Company and the AFA-CWA continued negotiations to reach a new agreement, and on July 17, 2006, the parties announced that they reached a new tentative agreement (the “July TA”).  On July 31, 2006, the AFA-CWA announced that its members failed to approve the July TA.  As a result of the flight attendants’ failure to ratify the July TA, and in accordance with the Bankruptcy Court’s previous authorization, effective July 31, 2006 the Company implemented new contract terms and conditions for its flight attendants, consistent with the terms and conditions of the March TA.

On July 31, 2006, following the flight attendants’ failure to ratify a second proposed CBA and the Company’s subsequent imposition of new contract terms for the flight attendants, the AFA-CWA provided the Company with a 15-day notice of its intent to strike or engage in other work actions, including CHAOS (Create Havoc Around Our System).  In response, on August 1, 2006, the Company filed a motion with the Bankruptcy Court seeking to obtain an injunction against such activities.  The AFA-CWA subsequently extended the strike deadline by 10 days to August 25, 2006, in response to terrorist threats against air travel to and within the United States.  On August 17, 2006, the Bankruptcy Court denied the Company’s request for an injunction.  On August 18, 2006, the Company filed an appeal of the Bankruptcy Court’s decision with the United States District Court for the Southern District of New York (“U.S. District Court”). On August 25, 2006, the U.S. District Court issued an injunction pending appeal which temporarily prevented any work action by the AFA-CWA while the court considered the Company’s appeal.  The U.S. District Court reversed the Bankruptcy Court’s decision on September 15, 2006, and granted the Company’s request for a preliminary injunction to prevent a threatened strike or work action by the AFA-CWA.  Subsequently, the AFA-CWA appealed the U.S. District Court’s ruling to the U.S. Second Circuit Court of Appeals (the “Second Circuit”).  On March 29, 2007, the Second Circuit affirmed the grant of the preliminary injunction by the U.S. District Court.  In addition, the Company is currently in mediated negotiations with the AFA-CWA and representatives of the National Mediation Board (“NMB”).  The AFA-CWA has requested that it be released from further negotiations by the NMB; to date the NMB has not granted this request.  A strike or other form of self-help could have a material adverse effect on the Company.  In addition, if the Company does not achieve the targeted level of savings under a flight attendant agreement, the amount of labor savings achieved through its other ratified CBAs would be subject to reduction.

On February 12, 2007, the AFA-CWA filed a motion with the Bankruptcy Court seeking reconsideration of the Bankruptcy Court’s decision to grant the Debtors’ Section 1113(c) motion to reject the Debtors’ CBA with the flight attendants. The Debtors believe the motion is without merit and will oppose the AFA-CWA’s motion in the Bankruptcy Court.

The Company has also commenced proceedings under Section 1114 of the Bankruptcy Code, pursuant to which the Company is seeking reductions in the costs it incurs to provide medical benefits to retirees.  Negotiations with the committee formed to represent the Company’s retirees are ongoing.

Non-labor Cost Restructuring.  The Company continues to pursue reductions in non-labor costs consistent with its current target of $350 million in annual savings.  The Company expects to realize such savings through restructured agreements with our regional airline affiliates, reduction in properties and facilities costs, reduced fuel burn, lower distribution, insurance and interest costs and optimization of other contractual relationships.  The Company estimates it has realized approximately $100 million of the targeted savings in 2006, with the majority of the remaining savings expected to be realized in 2007.

Fleet Optimization.  The Company right-sized and re-optimized its fleet and network by reducing system-wide capacity by 9.2 percent during the first year in bankruptcy.  For the full year 2006, the Company reduced its system-wide consolidated available seat miles by 7.5 percent.  The Company also reached new agreements and affirmed existing  arrangements on new aircraft as part of its fleet optimization.  The Company affirmed its deliveries of Airbus A330 aircraft and now has one of the youngest transatlantic fleets in the industry.  The Company also affirmed its position as the North American service launch airline of the new Boeing 787 with deliveries beginning in August 2008, and ordered 72 76-seat regional jets that will be introduced in 2007.  The dual class regional jets are optimally sized for many domestic markets and will give the Company potential growth opportunities over time.  In addition, the Company accelerated the retirement of the DC10 and Boeing 747-200 wide-body aircraft as well as the Avro RJ85 fleet.

Balance Sheet Restructuring.  Under the Plan, the Company will reduce its total pre-petition debt by approximately $4.2 billion through the elimination of unsecured debt and restructuring of aircraft and other secured obligations.  Additionally, the Company refinanced its Bank Term Loan with the DIP/Exit financing facility, providing a significant interest expense savings.  The aircraft restructurings will result in an estimated $400 million reduction in ownership costs including interest, rent and depreciation expense.  The elimination of the unsecured debt will drive an additional interest expense reduction of approximately $150 million annually.

General Bankruptcy Matters.  As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 30, 2005 an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the reorganization.  There can be no assurance that the Creditors’ Committee will support the Company’s positions or plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders.  In general, as debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.  In conjunction with the commencement of the Chapter 11 case, the Debtors obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 case.  The most significant of these orders (i) authorize the Company to honor pre-petition obligations to customers, (ii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages, incentive compensation and benefits, and (iii) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The bankruptcy filing triggered defaults on substantially all the Company’s debt and lease obligations.  Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate.  Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

The Debtors have recorded liability amounts for the claims that can be reasonably estimated and which we believe are probable of being allowed by the Bankruptcy Court and we have classified these as liabilities subject to compromise in the Condensed Consolidated Balance Sheet.  See “Note 4 — Liabilities Subject to Compromise” for additional information.  The Company expects that additional liabilities subject to compromise will arise in the future as a result of damage claims resulting from the rejection of certain executory contracts and unexpired leases by the Debtors.  However, the Company expects that the assumption of certain executory contracts and unexpired leases may convert liabilities subject to compromise to liabilities not subject to compromise.  In addition, other claims may be recorded as a result of the Debtors claims resolution process.

Securities Trading Matters.  On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of the Common Stock and debt interests in the Company.  The purpose of the order is to ensure that the Company does not lose the benefit of its net operating loss carryforwards (“NOLs”) for tax purposes.  Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate.  Certain trading in the Company’s stock (or debt when the Company is in bankruptcy) could adversely affect the Company’s ability to use the NOLs.  Thus, the Company obtained an order that enables it to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise the Company’s ability to use its NOLs.

The Company’s Common Stock ceased trading on the NASDAQ stock market on September 26, 2005 and now trades in the “over-the-counter” market under the symbol NWACQ.PK.  However, under the Company’s Plan, no value is ascribed to the Company’s outstanding Common Stock, Preferred Stock or other equity securities.  Upon the effective date of the Plan, the outstanding Common and Preferred Stock of the Company will be cancelled for no consideration and therefore the Company’s stockholders will no longer have any interest as stockholders in the Company by virtue of their ownership of the Company’s Common or Preferred Stock prior to emergence from bankruptcy.

The New York Stock Exchange advised the Company on September 15, 2005 that trading in Northwest’s 10.5% Class D Pass Through Certificates, Series 2003-1 due April 1, 2009, ticker symbol NWB RP09, as well as the 9.5% Senior Quarterly Interest Bonds due August 15, 2039 (QUIBS), ticker symbol NWB, was suspended.  The QUIBS can still be traded on the “over-the-counter” market under the symbol NWBBQ.PK; however, the Company is no longer accruing or paying interest.

Request for Equity Committee.  On or about November 22, 2006, certain equity holders of the Debtors requested, by letter, that the United States Trustee appoint a committee of equity security holders.  By letters dated December 26, 2006, the United States Trustee denied this request.  On January 11, 2007, an ad hoc committee of equity security holders filed a motion in the Bankruptcy Court seeking to compel the United States Trustee to appoint an equity committee.  On February 28, 2007, the equity holders withdrew their request to appoint an equity committee.  Subsequently, they sought the appointment of an examiner to investigate the Company’s plans regarding industry consolidation.  On March 27, 2007, the Bankruptcy Court ordered the appointment of an examiner pursuant to Section 1104(c) of the Bankruptcy Code.  The Bankruptcy Court stated that there is no evidence that an examiner is needed because the Debtors have done something wrong or that there is probable cause that they have done so.  Rather, the examiner was appointed because the Bankruptcy Court interpreted the language of Section 1104(c) of the Bankruptcy Code to provide that appointment of an examiner is mandatory in large cases.  The examiner’s duties will be limited to determining whether the Debtors, including their professionals, have used customary and appropriate processes and procedures to value their assets and businesses for purposes of Section 1129(b) of the Bankruptcy Code or, on the contrary, have employed improper processes and procedures in order to arrive at a materially reduced valuation of their assets and businesses for purposes of Section 1129 of the Bankruptcy Code.  Further, the Bankruptcy Court emphasized that the examiner must complete its duties within the time already scheduled by the Bankruptcy Court for the Debtors to proceed with confirmation of the Plan.

Note 3 — Reorganization Related Items

The condensed consolidated financial statements have been prepared in accordance with SOP 90-7 and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Reorganization items recorded during the month ended February 28, 2007, consisted primarily of charges associated with the Company’s Stock Purchase and Reorganization Agreement with Mesaba Aviation, Inc. (“Mesaba”).  In connection with entering into this agreement, the Company granted Mesaba an allowed general unsecured claim of $145 million for full and final satisfaction of any and all claims filed against the Debtors, which resulted in an incremental charge to reorganization expense of $55 million in February 2007.  Reorganization items also included professional fees, aircraft restructurings, a net gain for the sale of two DC10-30 aircraft, and rejection charges.  The charges for professional fees include only those professional fees related to the bankruptcy process.  The charges for restructuring aircraft leases/debt are primarily non-cash costs that include the estimated claims resulting from the Company’s renegotiation of certain aircraft obligations.  Aircraft rejection charges are non-cash costs that include the estimated allowable claims, net of gains on the sale and/or settlement of residual value guarantees, resulting from the Company’s rejection of certain aircraft leases and/or return of aircraft as part of the bankruptcy process.  These claims remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, the determination as to the value of any collateral securing claims, proofs of claim or other events.

Net reorganization items, as shown on the Condensed Consolidated Statement of Operations, consist of the following:

(in millions)	Month ended February 28, 2007
Mesaba claim	$55
Professional fees	7
Restructured aircraft lease/debt charges	1
Asset sale	(5)
Aircraft rejection charges, net	(4)
Other, net	(6)
Total reorganization expenses, net	$48

Note 4 — Liabilities Subject to Compromise

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 case.  Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the time of filing on September 14, 2005.  The deadline for creditors to file proofs of claim with the Bankruptcy Court (the “Bar Date”) was August 16, 2006.  A proof of claim arising from the rejection of an executory contract must be filed the later of the Bar Date or 30 days from the effective date of the authorized rejection.  As of December 31, 2006, the dollar amount of all claims filed against the Debtors, as reflected on the claims register, totaled approximately $129 billion.  Differences in amount between claims filed by creditors and liabilities shown in our records continue to be investigated and resolved in connection with our claims resolution process. The Debtors believe that many of these claims are subject to objection as being duplicative, overstated, based upon contingencies that have not occurred, or because they otherwise do not state a valid claim.  The foregoing amount does not include claims that were filed without a specified dollar amount, referred to as unliquidated claims, and claims that were filed after the Bar Date.  While significant progress has been made to date, the Debtors are still in the process of resolving claims in accordance with the claims resolution procedures approved by the Court; however, completion of this process will likely occur well after confirmation of the Debtors’ Plan.  The Debtors believe that the aggregate dollar amount of unsecured claims currently appearing on the claims register far exceeds the total dollar amount of unsecured claims that will ultimately be allowed against the Debtors in the cases.  Although the ultimate dollar amount of such claims is not known at this time, the Debtors estimate that the amount of unsecured claims will be in the range of $8.75 billion to $9.5 billion.  This estimate is subject to significant uncertainties relating to the resolution of various claims, including the resolution of contingent and unliquidated claims such as litigation.  As a result, there can be no assurance that the ultimate amount of such allowed claims will not exceed $9.5 billion.

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date.  These liabilities represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim, or other events.  Liabilities subject to compromise also includes certain items that may be assumed under the Debtors’ Plan.  At February 28, 2007, the Company had liabilities subject to compromise of $13.9 billion, consisting of the following (in millions):

Debt, including accrued interest	$4,549
Pension, postretirement and other employee related expenses	3,886
Aircraft-related accruals, deferrals, and claims	2,955
Capital lease obligations, including accrued interest	238
Accounts payable and other liabilities	2,231
Total liabilities subject to compromise	$13,859

Subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim.  Had the Company recorded interest expense based on its pre-petition contractual obligations, interest expense would have increased by $12.1 million during the month ended February 28, 2007.

In addition to the $13.9 billion of liabilities subject to compromise itemized above, the Company’s $275 million of Preferred Redeemable Stock is also subject to compromise.  This preferred security is not presented as a liability on the Company’s Condensed Consolidated Balance Sheet due to its conversion features, as required by the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Note 5 — Taxes and Insurance

All post-petition tax obligations have been fully paid to the proper taxing authorities when due for the current month.  Additionally, all insurance premiums have been fully paid to the proper insurance company or broker when due during the current month, and all insurance policies are in force as of February 28, 2007.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Detail of Disbursements By Filing Debtor Entity

for the month ended February 28, 2007

(Unaudited, in thousands)
Debtor Name	Case Number	Disbursement Total	Notes

NWA Fuel Services Corporation	05-17925(alg)	$18,545
Northwest Aerospace Training Corporation	05-17944(alg)	—
Northwest Airlines Holdings Corporation	05-17938(alg)	86
NWA Inc.	05-17940(alg)	13
Northwest Airlines, Inc.	05-17933(alg)	1,003,315	(1)
MLT Inc.	05-17948(alg)	36,257
Northwest Airlines Corporation	05-17930(alg)	—	(2)
NWA Retail Sales Inc.	05-17950(alg)	61	(2)
Montana Enterprises, Inc.	05-17952(alg)	—	(3)
NW Red Baron LLC	05-17953(alg)	—	(3)
Compass Airlines, Inc.	05-17949(alg)	832	(4)
Aircraft Foreign Sales, Inc.	05-17955(alg)	—	(3)
NWA Worldclub, Inc.	05-17956(alg)	—	(3)
NWA Aircraft Finance, Inc.	05-19287(alg)	—	(2) (5)

	Total	$1,059,109

(1)             Excludes certain operating expenditures mainly at foreign stations and related primarily to customer travel.  In relation to the level of monthly disbursements, these are de minimis.  Inclusion of such amounts would not change the quarterly fee, as the amount excluding such activity for the associated debtor already exceeds the maximum threshold amount.

(2)             Company with irregular monthly disbursements.

(3)             Inactive company - no activity.

(4)             Formerly known as Northwest Airlines Cargo, Inc.

(5)             Company filed for bankruptcy on September 30, 2005.

Schedule 1

NORTHWEST AIRLINES CORPORATION
(DEBTOR-IN-POSSESSION)
for the month ended February 28, 2007

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Operating Revenues
Passenger	$659	$—	$—	$659
Regional carrier revnues	88	—	—	88
Cargo	56	—	—	56
Other	52	39	(21)	70
Total operating revenues	855	39	(21)	873

Operating Expenses
Aircraft fuel and taxes	184	13	—	197
Salaries, wages and benefits	182	7	—	189
Aircraft maintenance materials and repairs	61	1	—	62
Selling and marketing	64	(1)	—	63
Other rentals and landing fees	45	1	(1)	45
Depreciation and amortization	39	3	—	42
Aircraft rentals	36	—	(4)	32
Regional carrier expenses	66	—	—	66
Other	135	9	(16)	128
Total operating expenses	812	33	(21)	824

Operating Income (Loss)	43	6	—	49

Other Income (Expense)
Interest expense, net	(40)	(3)	1	(42)
Investment income	12	—	(1)	11
Reorganization items, net	(48)	—	—	(48)
Other, net	—	7	(10)	(3)
Total other income (expense)	(76)	4	(10)	(82)
Income (Loss) Before Income Taxes	(33)	10	(10)	(33)
Income tax expense (benefit)	—	1	(1)	—
Net Income (Loss)	$(33)	$9	$(9)	$(33)

Schedule 2

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

as of February 28, 2007

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Assets

Current Assets
Cash and cash equivalents	$1,737	$32	$—	$1,769
Unrestricted short-term investments	607	—	—	607
Restricted cash, cash equivalents, and short-term investments	446	16	—	462
Accounts receivable, net	626	20	—	646
Flight equipment spare parts, net	101	—	—	101
Prepaid expenses and other	5	373	—	378
Total current assets	3,522	441	—	3,963

Property and Equipment
Flight equipment, net	7,528	285	—	7,813
Other property and equipment, net	543	21	—	564
Total property and equipment	8,071	306	—	8,377

Flight Equipment Under Capital Leases, net	12	—	—	12

Other Assets
International routes	634	—	—	634
Investments in affiliated companies	504	—	(463)	41
Other	592	(45)	—	547
Total other assets	1,730	(45)	(463)	1,222
Total Assets	$13,335	$702	$(463)	$13,574

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,850	$—	$—	$1,850
Accounts payable and other liabilities	1,431	39	—	1,470
Current maturities of long-term debt and capital lease obligations	192	24	—	216
Total current liabilities	3,473	63	—	3,536

Long-Term Debt	3,844	180	—	4,024

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	87	—	—	87
Other	142	5	15	162
Total deferred credits and other liabilities	229	5	15	249

Liabilities Subject to Compromise	13,883	—	(24)	13,859

Preferred Redeemable Stock Subject to Compromise	275	—	—	275

Common Stockholders’ Equity (Deficit)
Common stock	1	14	(14)	1
Additional paid-in capital	1,507	104	(104)	1,507
Accumulated deficit	(7,766)	355	(355)	(7,766)
Accumulated other comprehensive income (loss)	(1,098)	(3)	3	(1,098)
Treasury stock	(1,013)	(16)	16	(1,013)
Total common stockholders’ equity (deficit)	(8,369)	454	(454)	(8,369)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,335	$702	$(463)	$13,574

Schedule 3

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended February 28, 2007

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(33)	$9	$(9)	$(33)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39	3	—	42
Pension and other postretirement benefit contributions less than expense	(14)	—	—	(14)
Changes in certain assets and liabilities	66	(6)	—	60
Long-term vendor deposits/holdbacks	94	—	—	94
Reorganization items, net	48	—	—	48
Other, net	—	(3)	9	6
Net cash provided by (used in) operating activities	200	3	—	203

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	5	—	—	5

Cash Flows from Investing Activities
Capital expenditures	(60)	—	—	(60)
Proceeds from sales of short-term investments	10	—	—	10
Decrease (increase) in restricted cash, cash equivalents and short-term investments	55	(4)	—	51
Other, net	1	—	—	1
Net cash provided by (used in) investing activities	6	(4)	—	2

Cash Flows from Financing Activities
Proceeds from long-term debt	—	—	—	—
Payments of long-term debt and capital lease obligations	(63)	—	—	(63)
Other, net	—	—	—	—
Net cash provided by (used in) financing activities	(63)	—	—	(63)

Increase (Decrease) in Cash and Cash Equivalents	148	(1)	—	147

Cash and cash equivalents at beginning of period	1,589	33	—	1,622
Cash and cash equivalents at end of period	$1,737	$32	$—	$1,769

Cash and cash equivalents and unrestricted short-term investments at end of period	$2,344	$32	$—	$2,376

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2007

	Amount Due for			Amount Paid to
	Services Rendered for		Amount Due for	Firm during the
	the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	February 28, 2007		Case to Date	February 28, 2007	Case to Date
A&S Associate	$—		$—	$—	$—
Alan S. Tilles. Esq./Shulman, Rogers, Gandal, Pordy & Ecker, P.A.	43		19,162	2,470	18,397
Alfredo Sanchez Navarro	—		—	—	—
American Appraisal Associates, Inc	—		47,411	—	47,411
Anagnostopoulos, Bazinas, Fifis	—		—	—	—
APA Law Office	—		—	—	—
ApplEcon, LLC	—		33,273	—	—
Arvode	—		24,977	—	16,441
Axley Brynelson, LLP	—		9,667	2,726	4,346
Baker & Hostetler LLP	—		15,309	—	7,867
Baker & McKenzie	—		68,215	3,478	67,850
Baker Botts	2,500		174,691	15,762	167,893
Baker, Donelson, Bearman, Caldwell & Berkowitz	—		218,052	—	218,052
Barger & Wolen LLP	—		8,701	—	8,701
Barnes & Thornburg	—		155	—	155
Barrosa & Porciuncula Law Office	—		—	—	—
Barry Hirsch, Ph.D.	—		—	—	—
Basham, Ringe y Correa, S.C.	—		85,690	46,471	46,471
Beck & Tysver	—		5,762	800	5,762
Bersenas Jacobsen Chouest Thomson Blackburn LLP	—		4,318	—	4,318
Bingham McCutchen LLP	1,500		16,688	—	10,452
Blank Rome LLP	—		11,607	1,614	11,607
Bleakley Platt & Schmidt, LLP	19,957		30,319	—	—
Bonner & Borhart, LLP	11,844		237,328	12,901	225,485
Brief, Justice, Carmen & Kleiman LLP	—		4,938	—	4,938
Briggs & Morgan	60,000	(1)	1,172,180	—	646,640
Bryan Cave Strategies	—		313,508	—	313,508
Buchman Law Firm, LLP	—		838	—	838
Capitol Hill Strategies, LLC	15,032		60,064	15,016	45,032
Capitol Tax Partners	15,000		263,000	15,000	248,000
Cassels Brock & Blackwell LLP	—		103	—	103
Cathy Abernathy Consultants	15,000		267,173	15,000	252,172
Cauthen Forbes & Williams	5,000		87,667	10,000	82,667
Clark & Company	—		10,377	—	10,377
Clark & Knasel, P.C.	—		408	—	408
Condon & Forsyth LLP	—		8,017	—	8,017
CRA International, Inc.	52,729	(1)	448,977	—	131,688
Crowell & Moring	—		57,277	—	57,277
D L Rothberg & Associates, PC	—		4,245	—	4,245
Daugherty, Fowler, Peregrin & Haught	20,000		420,146	23,633	330,653
David Fernandez/Ramirez Fernandez S.C.	—		224	—	—
David Keltie Associates	—		—	—	—
Davis, Wright, Tremaine LLP	—		12,660	—	12,660

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2007

	Amount Due for			Amount Paid to
	Services Rendered for		Amount Due for	Firm during the
	the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	February 28, 2007		Case to Date	February 28, 2007	Case to Date
Deacons	$—		$8,377	$2,543	$7,434
Dechert LLP	—		568	—	568
Deloitte & Touche	—		485,000	—	—
Dharmniti Auditing Co., Ltd	—		—	—	—
Dickinson, Wright PLLC	20,307		88,743	10,323	38,096
Domnem, Somgiat Boonma	—		—	—	—
Dr. Zanick/Park Nicollet Airport Clinic	35,417		620,972	89,139	568,444
Drinker Biddle	—		—	—	—
Ducharme, McMillen & Associates	—		536,486	—	438,075
Dudley Topper	—		187	—	187
Econ One	—		21,378	—	—
Elmendorf Strategies, LLC	15,000		45,000	15,000	45,000
Eric Johnson	4,000		70,658	4,525	66,658
Erin Kelly	2,192		40,519	4,588	39,594
Farris, Mathews, Branan, Bobango, Hellen & Dunlap PLC	—		—	—	—
Fasken, Martineau, DuMoulin LLP	1,200		42,766	1,694	38,930
Fierce Isakowitz & Blalock	20,256		344,670	—	324,414
Fisher & Phillips LLP	—		—	—	—
Foley Hoag LLP	—		4,193	—	4,193
Follosco Morallos & Herce	—		2,024	—	2,024
Ford & Harrison	—		—	—	—
Fredrickson & Byron	5,000		149,620	2,209	135,655
Fried, Frank, Harris, Shriver & Jacobson	—		—	—	—
Friedman, Suder & Cooke	—		—	—	—
Bernard Haberman	—		1,298	648	1,298
Fujikura Clinic	—		—	—	—
Gale Rubenstein/Goodmans LLP	—		11,187	—	11,187
George C.J. Moore	—		2,171	—	2,171
Goldfarb & Lipman	—		8,020	—	8,020
Grant Thornton LLP	—		16,381	—	16,381
Greenberg Traurig, LLP	—		2,829	—	2,699
Halleland, Lewis, Nilan, Sipkins and Johnson	4,000		57,231	5,047	45,887
Healthy Medicine Society	—		—	—	—
Hocker Rueb Doeleman	—		1,506	—	1,506
Holland & Hart LLP	—		259	—	259
Honigman, Miller, Schwartz & Cohn	10,000		301,611	—	263,243
Hudson Global Resources	300		14,844	400	14,304
Hughes, Hubbard & Reed LLP	183,000	(1)	672,164	—	86,528
Icaza, Gonzalez -Ruiz Aleman	—		2,774	—	2,774
Inoue Public Relations, Inc.	10,189		170,663	9,190	160,474
Ion Global Hong Kong	—		—	—	—
ITA, LLC	—		—	—	—
Jackson & Kelly PLLC	300		21,802	964	20,822
Jackson, Lewis LLP	1,200		45,460	29,844	42,330
Jacob & Weingarten	—		10,874	—	10,874

(1)               Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2007

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	February 28, 2007	Case to Date	February 28, 2007	Case to Date
James Ashe-Taylor/Gibson, Dunn & Crutcher LLP	$15,000	$312,791	$64,864	$273,207
James M. Pelland, PLLC	2,235	5,629	928	3,202
James Gillula, Ph.D./Global Insight	—	—	—	—
Jefferson Wells International, Inc	—	28,770	—	28,770
Jenkens & Gilchrist	—	1,397	—	—
Jerry W. Blackwell, Esq/Blackwell Burke P.A.	7,902	78,474	32,396	46,557
Jessika Li-Juan Ko	2,921	69,214	—	53,861
Jockman Linguistic Services	—	—	—	—
John Holden	3,204	57,237	4,310	55,155
John Trerotola	6,845	113,803	7,538	106,958
Jorge de Regil/Baker & McKenzie	—	—	—	—
Jun He Law Offices	—	11,590	—	11,252
Kate Rios	1,859	48,729	2,550	47,729
Kaufman & Canoles	—	2,554	—	2,554
Kenney & Markowitz	—	553	—	553
Kiesewetter, Wise, Kaplan, Schwimmer & Prather, PLC	—	1,327	—	1,327
Kilpatrick Stockton LLP	—	6,950	—	6,950
Kim & Chang	2,000	38,901	—	28,145
King & Spalding	2,000	446,657	3,048	438,517
Kirkland & Ellis LLP	—	139,263	6,162	135,810
KPMG	40,000	544,510	—	408,677
Larson Allen	—	34,797	—	33,807
Larson King, LLP	1,059	5,278	—	—
Lavery, DeBilly, LLP	—	2,084	1,320	2,084
Lee and Li	—	2,026	—	2,026
Leonard, Street and Deinard	7,986	265,353	21,135	192,502
Leslie Loew-Blosser, Esq	1,689	14,879	—	12,285
Lewis, Fisher, Henderson, Claxton & Mulroy, LLP	837	4,877	—	3,986
Littler Mendelson, P.C.	5,000	41,597	18,438	18,438
Lommen Nelson Law Firm	800	6,552	630	5,752
Low Yeap Toh & Goon	—	—	—	—
Loyens & Loeff	—	2,073	—	2,073
Luis Arguelles	—	—	—	—
Marr Hipp Jones & Wang, LLLP	—	1,453	505	1,453
Masaaki Hasegawa	—	—	—	—
Maxwell & Milder	—	45,333	—	45,333
Maymi, Rivera & Rotger, P.S.C.	—	5,769	—	5,769
McKool Smith	—	1,137	—	1,137
Mercer	—	40,994	—	36,426
Michael A. Freeman, Attorney at Law	—	850	—	850
Michael E. Korens, Esq	2,200	14,825	2,050	10,575
Michael L. Wachter, Ph.D.	—	3,600	—	3,600
Miller, Canfield, Paddock & Stone	—	503	—	503
Miller Thomson Pouliot LLP	—	531	—	531
MindShare Japan	—	—	—	—

(1)               Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2007

	Amount Due for			Amount Paid to
	Services Rendered for		Amount Due for	Firm during the
	the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	February 28, 2007		Case to Date	February 28, 2007	Case to Date
Morrison, Cohen, Singer & Weinstein	$—		$1,040	$—	$1,040
Muchmore Harrington Smalley & Associates	—		—	—	—
Nagashima Ohno & Tsunematsu	4,000		368,884	35,980	343,138
New-Tech International	—		3,715	—	3,715
Nielsen, Merksamer, Parrinello, Mueller & Naylor LLP	—		—	—	—
Nixon Peabody LLP	—		—	—	—
Nutter, McClennen & Fish	—		11,440	—	11,440
Ogletree, Deakins, Nash, Smoak & Stewart PC	50,000		456,275	—	249,937
Oglivy & Mather Japan	—		—	—	—
O’Keefe Lyons & Hynes, LLC	—		15,833	—	15,833
O’Melveny & Myers LLP	137,145	(1)	1,771,315	—	509,474
ORC Worldwide	8,470		24,770	9,925	24,770
Orrick, Herrington & Sutcliffe, LLP	—		1,656	—	1,656
Osborn Maledon, P.A.	—		—	—	—
Patrick Mirandah Co.	—		2,124	—	2,124
Paula Forbes	—		11,983	—	11,983
Perkins Coie	—		16,574	—	16,574
Piper Rudnick LLP	2,188		264,297	—	253,375
Poblandor Bautista & Reyes Law Offices	—		15,042	—	15,042
Preston, Gates & Ellis	—		—	—	—
PriceWaterhouseCoopers	—		—	—	—
Proskauer Rose LLP	1,000		216,571	23,341	212,006
Quarles & Brady LLP	3,000		116,045	3,000	109,170
Quisumbing Torres	—		14,316	—	12,225
Real Estate Analysis Corporation	—		18,400	—	18,400
Richard Hohlt & Associates	—		20,000	—	20,000
Richard, Layton & Finger	753		10,367	—	5,818
Riches, McKenzie & Herbert	—		3,023	—	3,023
Rinku Town Clinic	—		—	—	—
Robbins, Russell, Englert, Orseck & Untereir LLP	—		11,000	—	11,000
Robert Brodin	40,000		701,333	32,000	639,733
Roberta Herbst	—		29,800	—	29,800
Ronald Jerich & Associates	6,000		60,667	—	54,667
Ryan & Company	—		—	—	—
Salo LLC	8,000		141,498	25,713	130,566
Samil Accounting Corp.	—		—	—	—
Samjong Accounting Corporation	—		—	—	—
Samsin HR Korea	—		—	—	—
Seer Consulting	—		—	—	—
Sher and Blackwell	2,000		9,584	—	5,464
Sherman & Howard L.L.C.	—		589	—	589
Shook, Hardy & Bacon LLP	—		—	—	—
Shook Lin & Bok	—		1,199	—	1,199
Shumaker and Sieffert	—		15,853	—	15,853
Sidley, Austin, Brown & Wood LLP	—		108,923	—	108,923

(1)                Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended February 28, 2007

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	February 28, 2007	Case to Date	February 28, 2007	Case to Date
Siegel Moses & Schoenstadt	$—	$—	$—	$—
Skene Law Firm, P.C./Robert Skene, Esq.	—	2,480	—	2,257
SMC Investigations, LLC	—	—	—	—
Smith & Williams	—	—	—	—
Sonier Poulain & Associates	—	—	—	—
Steptoe & Johnson	—	—	—	—
Stikeman Elliot LLP	—	12,507	—	12,507
Stinson, Morrison Hecker	—	—	—	—
Strategic Federal Affairs	10,000	175,333	10,000	165,333
Sullivan & Baldick/Avenue Solutions	18,000	341,310	—	323,310
Sullivan & Cromwell	—	—	—	—
Sunrise Research	—	18,150	—	16,150
Susman Godfrey	500	19,267	—	2,722
Sycip Gorres Velayo & Co.	—	—	—	—
Sycip Salazar Hernandez & Gatmaitan	—	14,772	—	14,772
Symphony Incorporations	—	972	—	—
The Campbell-Hill Aviation Group	—	74,993	—	74,993
The Capitol Group LLC	2,000	35,067	—	31,067
TheMIGroup	—	—	—	—
Theresa Schulz	2,098	35,620	4,081	33,373
Torkildson, Katz, Fonseca, Jaffe, Moore and Hetherington	4,361	10,852	—	6,492
Troutman Sanders LLP	30,000	616,083	2,505	426,732
Ushijima, Teramae & Wade Law Firm	1,681	103,252	1,653	101,571
Van Mens & Wesselink	—	98,313	—	31,303
Vaughan & Murphy	—	—	—	—
Vaughn-Lee & Associates	2,147	15,212	4,644	14,412
Venable LLP	1,287	14,432	1,876	12,676
Vercruysse, Murray & Calzone	1,523	114,238	26,762	102,154
Vertex Tax Technology Enterprises	—	11,086	—	11,086
Virtual Communications, Inc.	—	—	—	—
Ward & Olivo	—	146,657	—	34,283
Wiener & Associates	2,000	35,067	2,000	33,067
White & Case	—	44,508	—	13,886
Wiggin & Nourie, P.A.	—	913	—	913
Wiley Rein & Fielding LLP	500	168,163	2,806	163,589
Winterbauer & Diamond PLLC	—	9,795	—	8,737
Winthrop & Weinstine	4,000	52,310	4,050	48,237
Yoshie Ogawa	11,333	204,778	907	193,445
Zobella & Co. Inc.	—	964	144	964
Zuckert, Scoutt & Rasenberger LLP	1,000	68,150	4,815	66,870
TOTALS	$989,487	$17,237,577	$703,056	$12,224,253

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.